EXHIBIT 10.1-8

FORM OF RESTRICTED STOCK UNIT CERTIFICATE (Non-U.S.)

PTC Inc.
2000 Equity Incentive Plan
Restricted Stock Unit Certificate

Grant No. _________________

PTC Inc. (the "Company"), a Massachusetts corporation, hereby grants to the person named below restricted stock units ("Restricted Stock Units" or "RSUs") representing the right to receive shares of Common Stock, $0.01 par value, of the Company (the "Award") under and subject to the Company's 2000 Equity Incentive Plan (the "Plan") on the terms and conditions set forth below and those attached hereto and in the Plan. By accepting this award, the Employee agrees to those terms and conditions.

Name of Holder:
Employee ID Number:
Number of Restricted Stock Units:
Date of Grant:
Vesting Schedule:

The shares issuable upon vesting of this Award will not be released until all applicable withholding taxes have been collected from the Holder or otherwise provided for. PTC Inc.
By: _______________________________

PTC Inc. 2000 EQUITY INCENTIVE PLAN

Restricted Stock Unit Terms and Conditions

1.
Plan Incorporated by Reference. This Award is issued pursuant to the terms of the Plan and may be amended as provided in the Plan. Capitalized terms used and not otherwise defined in this certificate have the meanings given to them in the Plan. This certificate does not set forth all the terms and conditions of the Plan, which are incorporated herein by reference. The Committee administers the Plan and its determinations regarding the operation of the Plan are final and binding. Copies of the Plan may be obtained upon written request without charge from the Legal Department of the Company.
2.
Restricted Stock Units. Each Restricted Stock Unit represents the right to receive one share of Common Stock, subject to the fulfillment of the vesting conditions.

3.
Vesting of Restricted Stock Units; Issuance of Common Stock. Upon each vesting of a Restricted Stock Unit in accordance with the vesting schedule set forth on the face of this certificate (each, a "Vest Date"), subject to Section 7 below, the Company shall issue to the Holder one share of Common Stock for each Restricted Stock Unit that vests on such Vest Date (the "Shares") as soon as practicable after such Vest Date.

4.
Award and Restricted Stock Units Not Transferable. This Award and the Restricted Stock Units are not transferable by the Holder.

5.
Termination of Employment or Engagement. If the Holder’s status as an employee or consultant of the Company and all Affiliates is terminated for any reason (voluntary or involuntary), other than death, all Restricted Stock Units that remain unvested shall thereupon immediately and irrevocably terminate and unvested RSUs and the underlying Shares in respect of such RSUs shall immediately and irrevocably be forfeited. Notwithstanding the foregoing, if the Holder is on military, sick leave or other leave of absence approved by the Company, his or her employment or engagement with the Company (or its Affiliate) will be treated as continuing intact if the period of such leave does not exceed ninety (90) days, or, if longer, so long as the Holder’s right to reemployment or the survival of his or her service arrangement with the Company (or its Affiliate) is guaranteed either by statute or by contract; otherwise, the Holder’s employment or engagement will be deemed to have terminated on the 91st day of such leave. If the Holder’s status as an employee or consultant of the Company and all Affiliates terminates due to such Holder’s death, all unvested RSUs shall automatically vest as of the date of such Holder’s death.

6.
No Right to Shares or as a Stockholder. The Holder shall not have any right in, to or with respect to any of the Shares (including voting rights or rights with respect to dividends paid on the Common Stock) issuable under the Award until the Award is settled by issuance of such Shares to the Holder.

7.
See Country Specific Tax Terms in Appendix.

8.
Change in Control. In order to preserve Holder's rights under this Award in the event of a Change in Control of the Company (as defined in the Plan), the Committee in its discretion may at any time take one or more of the following actions: (i) provide for the acceleration of any Vest Date, (ii) provide for payment to the Holder of cash or other property with a Fair Market Value equal to the amount that would have been received with respect to the Shares had the Award fully vested upon the Change in Control, (iii) adjust the terms of this Award in a manner determined by the Committee to reflect the Change in Control, (iv) cause the Award to be assumed, or new rights substituted therefor, by another entity, or (v) make such other provision as the Committee may consider equitable to the Holder and in the best interests of the Company.

9.
Securities and Other Laws. It shall be a condition to the Holder's right to receive the Shares hereunder that the Company may, in its discretion, require (a) that the Shares shall have been duly listed, upon official notice of issuance, upon any national securities exchange or automated quotation system on which the Company's Common Stock may then be listed or quoted, (b) that either (i) a registration statement under the Securities Act of 1933 with respect to the Shares shall be in effect, or (ii) in the opinion of counsel for the Company, the proposed issuance and delivery of the Shares to the Holder shall be exempt from registration under that Act and the Holder shall have made such undertakings and agreements with the Company as the Company may reasonably require, and (c) that such other steps, if any, as counsel for the Company shall consider necessary to comply with any law applicable to the issue of such Shares by the Company shall have been taken by the Company or the Holder, or both.

10.
Limitation on Rights; No Right to Future Grants; Extraordinary Item. The Holder understands, acknowledges and agrees that:

a.
the Plan is established voluntarily by the Company, is discretionary in nature, and may be modified, suspended or terminated by the Company at any time as provided in the Plan;

b.
the grant of the Restricted Stock Units is a one-time benefit and does not create any contractual or other right to receive future grants of Restricted Stock Units or benefits in lieu of equity awards;

c.
all determinations with respect to any such future grants, including, but not limited to, the times when awards will be granted, the number of shares subject to each award, the award price, if any, and the time or times when each award will be settled, will be at the sole discretion of the Company;

d.
participation in the Plan is voluntary;

e.
the Restricted Stock Units are an extraordinary item, are outside the scope of the Holder's employment contract, if any, and are not part of normal or expected compensation for any purpose, including without limitation for calculating any benefits, severance, resignation, termination, redundancy, end of service payments, bonuses, long-service awards, pension or retirement benefits or similar payments;

f.
the future value of the Common Stock subject to the Restricted Stock Units is unknown and cannot be predicted with certainty;

g.
neither the Plan, the Restricted Stock Units nor the issuance of the Shares confers upon the Holder any right to continue in the employ of (or any other relationship with) the Company or any Affiliate for any period or through any Vest Date, nor do they limit in any respect the right of the Company or any Affiliate to terminate the Holder's employment or other relationship with the Company or any Affiliate, as the case may be, or otherwise change the terms of employment, including, without limitation, the right to promote, demote or otherwise re-assign the Holder from one position to another within the Company or any Affiliate, as freely as if this Award had not been made, at any time; and

h.
if the Holder is not a direct employee of Company, the grant of the Restricted Stock Units will not be interpreted to form an employment relationship with the Company; and further, the grant of the Restricted Stock Units will not be interpreted to form an employment contract with the Holder's employer, the Company or any Affiliate.

11.
Data Privacy. The Holder explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Award by and among, as applicable, the Company and its Affiliates for the exclusive purpose of implementing, administering and managing his or her participation in the Plan. The Holder understands that the Company and its Affiliates hold certain personal information about him or her, including, but not limited to, his or her name, home address and telephone number, date of birth, social insurance number or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company or it Affiliates, details of all RSUs or any other entitlement to shares of stock awarded, canceled, vested, unvested or outstanding in his or her favor, for the purpose of implementing, administering and managing the Plan ("Data"). The Holder understands that Data may be transferred to any third parties assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Holder's country or elsewhere, and that the recipient's country may have different data privacy laws and protections than the Holder's country. The Holder understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Holder authorizes the recipients to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing his or her participation in the Plan, including any requisite transfer of such Data as may be required to a broker or other third party. The Holder understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Holder understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. The Holder understands, however, that refusing or withdrawing his or her consent may affect his or her ability to participate in the Plan. For more information on the consequences of refusal to consent or withdrawal of consent, the Holder understands that he or she may contact his or her local human resources representative.

Appendix - Country-Specific Terms:

India:

7. Payment of Taxes and Social Insurance Contributions. The Holder shall pay to the Company, or make provision satisfactory to the Committee for payment of, (i) any taxes required by law to be withheld or social insurance contribution amounts required by law to be paid with respect to the Shares, and (ii) the amount of any fringe benefit tax imposed on the Company or any of its subsidiaries in connection with the vesting of the Award (collectively, the "Tax Obligations"), in each case no later than the date of the event creating the Tax Obligation and in any event before any Shares are delivered to the Holder. The Company and its Affiliates may, to the extent permitted by law, deduct any such Tax Obligations from any payment of any kind due to the Holder. The Company may, in its discretion, withhold from the Shares delivered to the Holder for any Vest Date such number of Shares as the Company determines is necessary to satisfy the minimum Tax Obligations required by law to be withheld or paid in connection with the vesting or issuance of such Shares, valued at their Fair Market Value on the date of vesting or issuance, as applicable.

China:

7. Payment of Taxes and Social Insurance Contributions. The Holder shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld or social insurance contribution amounts required by law to be paid with respect to the Shares no later than the date of the event creating the tax liability and in any event before any Shares are delivered to the Holder. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax or social insurance obligations from any payment of any kind due to the Holder. The Company may, in its discretion, withhold from the Shares delivered to the Holder for any Vest Date such number of Shares as the Company determines is necessary to satisfy the minimum tax and social insurance contribution obligations required by law to be withheld or paid in connection with the issuance of such Shares, valued at their Fair Market Value on the date of issuance.

United Kingdom:

7. Payment of Taxes. The Holder shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld with respect to the Shares no later than the date of the event creating the tax liability and in any event before any Shares are delivered to the Holder. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax obligations from any payment of any kind due to the Holder. The Company may, in its discretion, withhold from the Shares delivered to the Holder for any Vest Date such number of Shares as the Company determines is necessary to satisfy the minimum tax obligations required by law to be withheld or paid in connection with the issuance of such Shares, valued at their Fair Market Value on the date of issuance.

In addition, Parametric Technology (UK) Limited is the Holder's employer ("Employer"). Where, in relation to any gain made by the Holder on the vesting, assignment or release of this Award, the Employer is liable, or is believed by the Employer to be liable, to account to HM Revenue & Customs for any sum in respect of income tax under Pay As You Earn ("PAYE"), the Holder will, in the case of vesting of an Award, deliver, or cause to be delivered, to PTC Inc. ("Company") sufficient funds to enable the Employer to satisfy the PAYE tax due within 30 days of the applicable Vest Date or, if earlier, within 14 days of the end of the tax month during which the Vest Date occurred.

In the event of a payment being made to the Holder in respect of the assignment or release of the Award, the Employer shall deduct an amount sufficient to satisfy the liability for PAYE at source. Any amounts payable to HM Revenue & Customs shall be paid by the Employer within 14 days of the end of the income tax month in which the payment was made in respect of the Award.

The question whether PAYE is to be accounted for, and if so, the amount due on the Vest Date, assignment or release (as the case may be) shall be assessed by the Employer having regard to the prevailing legislation and practice, any available relief for Secondary Contributions (as defined below) that are payable by the Holder by virtue of the election below, and rates of income tax in force at the time. The Employer's assessment of the amount of PAYE tax due shall be final and binding on the Holder.

Other:

7. Payment of Taxes and Social Insurance Contributions. The Holder shall pay to the Company, or make provision satisfactory to the Committee for payment of, any taxes required by law to be withheld or social insurance contribution amounts required by law to be paid with respect to the Shares no later than the date of the event creating the tax liability and in any event before any Shares are delivered to the Holder. The Company and its Affiliates may, to the extent permitted by law, deduct any such tax or social insurance obligations from any payment of any kind due to the Holder. The Company may, in its discretion, withhold from the Shares delivered to the Holder for any Vest Date such number of Shares as the Company determines is necessary to satisfy the minimum tax and social insurance contribution obligations required by law to be withheld or paid in connection with the issuance of such Shares, valued at their Fair Market Value on the date of issuance.